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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                           SALIX PHARMACEUTICALS, LTD.

     The undersigned, for the purposes of incorporating a corporation in Delaware under the General Corporation Law of Delaware, hereby certifies as follows:

                                    ARTICLE I

     The name of the corporation is Salix Pharmaceuticals, Ltd. (the "Corporation").

                                   ARTICLE II

     The street and mailing address and county of the registered office of the Corporation is 15 East North Street, in the City of Dover, County of Kent, zip code 19901. The name of the registered agent is Incorporating Services, Ltd.

                                   ARTICLE III

     The name of the incorporator is Robert P. Ruscher and the incorporator's address is 8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina 27615. The incorporator's mailing address is the same as the foregoing.

                                   ARTICLE IV

     The purpose of the Corporation is to engage in any lawful actor activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                    ARTICLE V

     The Corporation shall be authorized to issue an aggregate of forty-five million (45,000,000) shares of capital stock. The authorized capital stock shall be divided into Common Stock and Preferred Stock. The Common Stock of the Corporation shall consist of forty million (40,000,000) shares having $0.001 par value per share. The Preferred Stock of the Corporation shall consist of five million (5,000,000) shares having $0.001 par value per share.

     The Common Stock and Preferred Stock shall each have the powers, preferences, rights, qualifications, limitations and restrictions set forth below.

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         (a)  Common Stock.
              ------------

                  1.       Voting Rights.  The holders of shares of Common Stock
                           -------------
                           shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation.

                  2.       Liquidation Rights. Subject to the prior and superior
                           ------------------
                           right of the Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of affairs of the Corporation, the holders of Common Stock shall be entitled to receive of the funds to be distributed such amount as remains after distribution of all amounts, if any, required to be distributed to holders of any Preferred Stock. Such funds shall be paid to the holders of Common Stock on the basis of the number of shares of Common Stock held by each of them.

                  3.       Dividends.  Dividends may be paid on the Common Stock
                           ---------
                           as and when declared by the Board of Directors.

                  4.       Reserve Powers. The holders of shares of Common Stock
                           --------------
                           shall have all other powers, preferences and rights conferred upon owners of shares of capital stock under the laws of the State of Delaware, except insofar as such powers, preferences and rights are expressly restricted by the provisions of Paragraph
                           (b) of this Article V.

         (b)      Preferred Stock.
                  ---------------

                           Any Preferred Stock not designated may be issued from
                  time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the designation of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

                           Authority is hereby expressly granted to the Board of
                  Directors from time to time to designate the Preferred Stock in one or more series, and in connection with the designation of any such series, by resolution providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all

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                  to the full extent now or hereafter permitted by the General
                  Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for designation of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the shares of Preferred Stock or the shares of Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of shares of the capital stock of the Corporation

                                   ARTICLE VI

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend, rescind or repeal the Bylaws of the Corporation.

                                   ARTICLE VII

         The Board of Directors shall have that number of directors set out in the Bylaws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the directors or stockholders of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. Vacancies in the Board of Directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of a majority of the directors then in office, whether or not a quorum.

                                  ARTICLE VIII

         All action by the stockholders shall be taken at a duly called special or annual meeting of the stockholders of the Corporation at which a quorum is present and the stockholders of the Corporation shall not have the right to act by written consent as provided by Section 228 of the General Corporation Law of Delaware. The business transacted at any special meeting of the stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of such meeting.

                                   ARTICLE IX

         To the fullest extent permitted by the General Corporation Law of the State of Delaware, the Corporation shall indemnify and advance indemnification expenses on behalf of all directors and officers of the Corporation. The Corporation shall indemnify such other persons as may be required by statute or by the Bylaws of the Corporation. The Corporation may, to the full extent permitted by Delaware law, purchase and maintain insurance on behalf of any director or officer, or such other person as may be permitted by statute or the Bylaws of the Corporation, against any

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liability which may be asserted against any director, officer or such other person and may enter into contracts providing for the indemnification of any director, officer or such other person to the full extent permitted by Delaware law. The liability of directors of the Corporation (for actions or inactions taken by them as directors) for monetary damages shall be eliminated to the fullest extent permissible under Delaware law.

         If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE X

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE XI

         This Certificate of Incorporation will become effective at 11:59 p.m. on December 31, 2001.






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         IN WITNESS WHEREOF, I have executed this Certificate of Incorporation this the 27/th/ day of December, 2001, hereby declaring and certifying that this is my act and deed and that the facts stated herein are true.

                                            /s/ Robert P. Ruscher
                                            ------------------------------------
                                            Robert P. Ruscher, Incorporator